QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the registration statements listed below pertaining to the Aaron Rents, Inc. Employees Retirement Plan and Trust of our report dated June 13, 2003, with respect to the financial statements and schedule of the Aaron Rents, Inc. Employees Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

  •
  Registration Statement No. 33-9026 on Form S-8 pertaining to the Aaron Rents, Inc. Retirement Plan and Trust

  •
  Registration Statement No. 33-62538 on Form S-8 pertaining to the Aaron Rents, Inc. Retirement Plan and Trust

/s/ Ernst & Young LLP

Atlanta, Georgia
June 30, 2003

10

QuickLinks

Consent of Independent Auditors